                                                                   EXHIBIT 4.8.1


                                  AMENDMENT TO
                       11.75% SECURED SENIOR NOTE DUE 2006
                                  (Term F Note)

     THIS AMENDMENT TO 11.75% SECURED SENIOR NOTE DUE 2006 (TERM F NOTE) is entered into as of May 26, 2006 (this "AMENDMENT"), by and between CONSUMER PORTFOLIO SERVICES, INC., a California corporation (the "COMPANY"), and LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership (the "PURCHASER" and, together with any registered assigns, the "HOLDER").

                                 R E C I T A L S

     A. The Company and the Purchaser are parties to that certain Third Amended and Restated Securities Purchase Agreement dated as of January 29, 2004, as amended by a March 25 Amendment to Securities Purchase Agreement dated as of March 25, 2004, a Consent and First Amendment to Third Amended and Restated Securities Purchase Agreement dated as of April 2, 2004, a Third Amendment to Third Amended and Restated Securities Purchase Agreement dated as of May 28, 2004, and a Fourth Amendment to Third Amended and Restated Securities Purchase Agreement dated as of June 25, 2004 (as so amended, the "EXISTING SECURITIES PURCHASE AGREEMENT").

     B. The Company and the Purchaser are entering into a Fifth Amendment to Third Amended and Restated Securities Purchase Agreement dated as of May 26, 2006 (the "FIFTH AMENDMENT"). The Existing Securities Purchase Agreement, as amended further by the Fifth Amendment, is referred to herein as the "SECURITIES PURCHASE Agreement."

     C. The Purchaser is the holder of the Term F Note. Unless otherwise indicated, capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Securities Purchase Agreement or the Term F Note, as the case may be.

     D. The Company has requested that the Purchaser extend the Maturity Date of the Term F Note from June 24, 2006 to May 31, 2007, and the Purchaser is willing to do so as an accommodation to the Company, on the terms and subject to the conditions set forth in this Amendment and the Fifth Amendment. The execution and delivery by the Company of this Amendment is a condition precedent to the closing of the transactions contemplated by the Fifth Amendment.

                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Amendment of Section 3 (Maturity Date). Section 3 (Maturity Date) of the Term F Note is hereby amended to read in its entirety as follows:

          "3. Maturity Date. The Company shall pay in full the outstanding principal balance of, all premium, if any, and accrued and unpaid interest on, and all other amounts owing under, this Note on May 31, 2007 (the "MATURITY DATE")."

     2. Confirmation; Full Force and Effect. The amendment set forth in Section 1 above shall amend the Term F Note on and as of the date hereof, and the Term F Note shall remain in full force and effect, as amended thereby, from and after the date hereof in accordance with its terms. The Company hereby ratifies, approves and affirms in all respects each of the Securities Purchase Agreement, the Term F Note, as amended hereby, the other Notes, the Collateral Documents (including the Liens granted in favor of the Purchaser under the Collateral Documents) and each of the other Related Agreements, the terms and other provisions hereof and thereof and the Obligations hereunder and thereunder. The execution, delivery and performance of this Amendment shall not operate as a waiver of, or limitation with respect to, any right, power or remedy of the Purchaser under the Securities Purchase Agreement, the Term F Note, as amended hereby, any other Note, any Collateral Documents, any other Related Agreement or any Applicable Laws.

     3. Entire Agreement; Successors and Assigns. This Amendment constitutes the entire understanding and agreement with respect to the amendment of the Term F Note and supersedes all prior oral and written, and all contemporaneous oral, agreements and understandings with respect thereto. This Amendment shall inure to the benefit of, and be binding upon, the Company, the Purchaser and their respective successors and permitted assigns.

     4. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such State, without regard to principles regarding choice of law or conflicts of laws.

     5. Counterparts. This Amendment may be executed in one or more counterparts and by facsimile transmission, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.



                     [REST OF PAGE INTENTIONALLY LEFT BLANK]


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     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed and delivered by its duly authorized representatives as of the date first written above.

                                    COMPANY
                                    -------

                                    CONSUMER PORTFOLIO SERVICES, INC.,
                                    a California corporation


                                    By:  /s/ ROBERT RIEDL
                                         -----------------
                                             Robert Riedl
                                             Senior Vice President and Chief
                                             Investment Officer


                                    By:  /s/ MARK CREATURA
                                         -----------------
                                             Mark A. Creatura
                                             Senior Vice President and Secretary



AGREED TO AND ACCEPTED:
----------------------

LEVINE LEICHTMAN CAPITAL PARTNERS, INC.

         On behalf of LEVINE LEICHTMAN
         CAPITAL PARTNERS II, L.P.


         By:  /s/ STEVE E. HARTMAN
            ----------------------
                  Steven E. Hartman
                  Vice President

                           ACKNOWLEDGMENT AND CONSENT
                            OF SUBSIDIARY GUARANTORS
                            ------------------------

     Each of the undersigned Subsidiary Guarantors hereby acknowledges that it has read the foregoing Amendment to 11.75% Secured Senior Note Due 2006 (Term F
Note) and consents to its terms. Each of the undersigned Subsidiary Guarantors further acknowledges and agrees that the Term F Note, as amended by the foregoing Amendment, and the other Notes each constitutes a Guarantied Obligation and reaffirms its obligations under the Subsidiary Guaranty and the other Related Agreements to which it is a party, all of which remains in full force and effect.

          SUBSIDIARY GUARANTORS
          ---------------------

          CPS LEASING, INC., a Delaware corporation

          CPS MARKETING, INC., a California corporation

          MFN FINANCIAL CORPORATION, a Delaware corporation

          MERCURY FINANCE COMPANY LLC, a Delaware limited liability company

          MERCURY FINANCE CORPORATION OF ALABAMA, an Alabama corporation

          MERCURY FINANCE COMPANY OF ARIZONA, an Arizona corporation

          MERCURY FINANCE COMPANY OF COLORADO, a Delaware corporation

          MERCURY FINANCE COMPANY OF DELAWARE, a Delaware corporation

          MERCURY FINANCE COMPANY OF FLORIDA, a Delaware corporation

          MERCURY FINANCE COMPANY OF GEORGIA, a Delaware corporation

          MERCURY FINANCE COMPANY OF ILLINOIS, a Delaware corporation

          MERCURY FINANCE COMPANY OF INDIANA, a Delaware corporation

          MERCURY FINANCE COMPANY OF KENTUCKY, a Delaware corporation

          MERCURY FINANCE COMPANY OF LOUISIANA, a Delaware corporation

          MERCURY FINANCE COMPANY OF MICHIGAN, a Delaware corporation

          MERCURY FINANCE COMPANY OF MISSISSIPPI, a Delaware corporation

          MERCURY FINANCE COMPANY OF MISSOURI, a Missouri corporation

          MERCURY FINANCE COMPANY OF NEVADA, a Nevada corporation

          MERCURY FINANCE COMPANY OF NEW YORK, a Delaware corporation

          MERCURY FINANCE COMPANY OF NORTH CAROLINA, a Delaware corporation

          MERCURY FINANCE COMPANY OF OHIO, a Delaware corporation

          MFC FINANCE COMPANY OF OKLAHOMA, a Delaware corporation

          MERCURY FINANCE COMPANY OF PENNSYLVANIA, a Delaware corporation

          MERCURY FINANCE COMPANY OF SOUTH CAROLINA, a Delaware corporation

          MERCURY FINANCE COMPANY OF TENNESSEE, a Tennessee corporation

          MFC FINANCE COMPANY OF TEXAS, a Delaware corporation

          MERCURY FINANCE COMPANY OF VIRGINIA, a Delaware corporation

          MERCURY FINANCE COMPANY OF WISCONSIN, a Delaware corporation

          GULFCO INVESTMENT, INC., a Louisiana corporation

          GULFCO FINANCE COMPANY, a Louisiana corporation

          MIDLAND FINANCE CO., an Illinois corporation

          MFN INSURANCE COMPANY, a company organized and existing under the laws of Turks and Caicos

          TFC ENTERPRISES, INC., a Delaware corporation (the surviving corporation of the TFC Merger)

          THE FINANCE COMPANY, a Virginia corporation

          RECOVERIES, INC., a Virginia corporation

          THE INSURANCE AGENCY, INC., a Virginia corporation

          71270 CORP., a Delaware corporation


          By: /s/ ROBERT RIEDL
              ----------------
              Robert Riedl
              Vice President


          By: /s/ MARK CREATURA
              -----------------
              Mark A. Creatura
              Vice President and Secretary